Exhibit 107
Calculation of Filing Fee Tables
FORM F-3
(Form Type)

INNOVIZ TECHNOLOGIES LTD.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Secondary Offering
Equity	Ordinary Shares, no par value per share(4)	Other	4,271,750	$4.16(5)	17,770,000.00	0.0000927	$1,647.32
Equity	Warrants(6)	Other	20,000	—	—	—	—
Equity	Ordinary Shares, no par value per share(7)	Other	20,000	$4.16(5)	$83,200.00	0.0000927	$7.71
Carry Forward Securities
Primary Offering
Equity	Ordinary Shares, no par value per share(8)	415(a)(6)	16,231,141	(9)	$186,658,122			F-1	333-258203	August 5, 2021	$20,364.40
Secondary Offering
Equity	Ordinary Shares, no par value per share(4)	415(a)(6)	8,268,113	(9)	$72,842,175.50			F-1	333-258203	August 5, 2021	$7,947.07
Equity	Warrants(6)	415(a)(6)	3,065,247	—	—			F-1	333-258203	August 5, 2021	—
Equity	Ordinary Shares, no par value per share(7)	415(a)(6)	3,065,247	(9)	$27,004,826			F-1	333-258203	August 5, 2021	$2,946.23

Total Offering Amounts	$32,912.73
Total Fees Previously Paid	$31,257.70
Total Fee Offsets	$—
Net Fee Due	$1,655.03

(1) Represents securities that may be offered and sold from time to time in one or more offerings by Innoviz Technologies Ltd., a company organized under the laws of the State of Israel (“Innoviz” or the “Company”).

(2) Such indeterminate number or amount of ordinary shares, warrants, debt securities, as may from time to time be issued at indeterminate prices, and units composed of one or more of the foregoing securities, with an aggregate initial offering price not to exceed $300,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(3) Omitted pursuant to Rule 457(o) under the Securities Act.

(4) Represents ordinary shares offered by the selling securityholders identified in this registration statement.

(5) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s ordinary shares reported on May 20, 2022, which was $4.16 per share.

(6) Represents warrants offered by the selling securityholders identified in this registration statement. In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the ordinary shares underlying the warrants, and no separate fee is payable for the warrants.

(7) Represents ordinary shares issuable upon exercise of warrants of certain selling securityholders in the registration statement.

(8) Represents up to 16,231,141 ordinary shares issuable upon the exercise of warrants of the Company (“warrants”) issued at the closing of the Business Combination.

(9) The (i) 16,231,141 ordinary shares issuable upon the exercise of the warrants, (ii) 8,343,311 ordinary shares registered for resale by the selling securityholders named in this registration statement, (iii) 3,065,247 warrants registered for resale by the selling securityholders named in this registration statement and (iv) 3,065,247 ordinary shares issuable upon exercise of warrants of certain selling securityholders named in this registration statement were previously registered pursuant to the Registration Statement on Form F-1 (File No. 333-258203), which was declared effective on August 5, 2021 (the “F-1 Registration Statement”). Pursuant to Rule 429 under the Securities Act, no additional fees are being paid with respect to these securities registered for sale in this registration statement as all such securities were previously registered under the F-1 Registration Statement.